EXHIBIT 99.1

THE DAVEY TREE EXPERT COMPANY

POLICY ON IMPLEMENTATION OF CERTAIN COMPANY RIGHTS UNDER
ARTICLE SIXTH OF THE AMENDED ARTICLES OF INCORPORATION

May 10, 2017

1.
If the shareholders of the Company approve all of the proposed amendments to the Company’s Amended Articles of Incorporation (the “Articles”) set forth in Proposals 2 - 4 of the Company’s proxy statement dated April 6, 2017 (the “Article SIXTH Amendments”), this Policy shall become effective upon the filing with the Ohio Secretary of State of a certificate of amendment to the Articles evidencing the adoption of the Article SIXTH Amendments.

2.
Capitalized terms not otherwise defined in this Policy shall have the respective meanings assigned to them in the Article SIXTH Amendments. Any summary or description in this Policy of the provisions of the Article SIXTH Amendments is qualified in its entirety by reference to the full text of the Article SIXTH Amendments and the Articles. References to “Article SIXTH of the Articles” and phrases of similar import refer to such Article SIXTH as proposed to be amended by the Article SIXTH Amendments.

3.
The Article SIXTH Amendments provide, among other things, that the Company and the ESOT shall have the right, at their option, to purchase (i) all Common Shares proposed to be transferred by a shareholder (or, following the death of a shareholder, the shareholder’s estate or personal representative) to a third party, other than transfers to a current employee of the Company (the “Right of First Refusal”), and (ii) any or all Common Shares held by any shareholder, other than the ESOT, a former employee who has retired from the Company or a current employee or director of the Company (the “Repurchase Right”).

4.
Until such time, if any, as this Policy shall be waived, amended, superseded or withdrawn by future action of the Board of Directors of the Company (the “Board”), it shall be the policy of the Company that the Company shall not, and shall recommend to the ESOT that it not, exercise their respective rights under the Right of First Refusal set forth in subsection (a) of Article SIXTH of the Articles with respect to proposed transfers of Common Shares:

(i)
by a current Employee, an Employee who has Retired, a current Director or a Director who has ceased to be a Director other than at the request of the Company or upon removal by the shareholders (each, a “Active Shareholder”) to the spouse or one or more first-generation descendants of the Active Shareholder related by blood, marriage or adoption (a “First-Generation Descendant”);

(ii)
from an Active Shareholder to a trust established exclusively for the benefit of one or more of the Active Shareholder, his or her spouse and one or more First-Generation Descendants of the Active Shareholder or from such a trust to one or more of the Active Shareholder, his or her spouse and one or more First-Generation Descendants of the Active Shareholder,

(iii)
upon the death of an Active Shareholder, by will or the laws of intestate succession from the Active Shareholder’s estate or personal representative to one or more of his or her spouse, one or more First-Generation Descendants of the Active Shareholder and a trust established exclusively for the benefit of one or more of his or her spouse and one or more First-Generation Descendants of the Active Shareholder;

(iv)
from the spouse of an Active Shareholder to one or more of the Active Shareholder, one or more First-Generation Descendants of the Active Shareholder and a trust established exclusively for the benefit of one or more of the Active Shareholder, the spouse and one or more First-Generation Descendants of the Active Shareholder or from such a trust to one or more of the Active Shareholder, his or her spouse and one or more First-Generation Descendants of the Active Shareholder;

(v)
upon the death of the spouse of an Active Shareholder, by will or the laws of intestate succession from the deceased spouse’s estate or personal representative to one or more of the Active Shareholder, one or more First-Generation Descendants of the Active Shareholder and a trust established exclusively for the benefit of one or more of the Active Shareholder and one or more First-Generation Descendants of the Active Shareholder.

5.
Until such time, if any, as this Policy shall be waived, amended, superseded or withdrawn by future action of the Board, it shall be the policy of the Company that the Company shall not, and shall recommend to the ESOT that it not, exercise their respective rights under the Repurchase Right set forth in subsection (d) of Article SIXTH of the Articles with respect to Common Shares held by:

(i)	an Active Shareholder;

(ii)	the spouse of an Active Shareholder;

(iii)	a First-Generation Descendant of an Active Shareholder;

(iv)	a trust established exclusively for the benefit of one or more of an Active Shareholder, his or her spouse and one or more First-Generation Descendants of the Active Shareholder;

6.
Notwithstanding the foregoing, management of the Company may in any particular case, in its discretion, condition the Company’s forebearance from the exercise of the foregoing rights as contemplated by this Policy upon its satisfaction that the terms of any trust established for the benefit of one or more of an Active Shareholder, his or her spouse and one or more First-Generation Descendants of the Active Shareholder are not inconsistent with the intent and purposes of, and do not and will not unduly impede the Company’s future exercise of its rights under, Article SIXTH of the Articles; and

7.	The Board reserves to itself the power to amend, supersede or withdraw this Policy at any time and from time to time in whole or in part either generally or in one or more particular cases.